Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-216802) and Form S-8 (Nos. 333-190854, 333-20165, and 333-152573) of Northwest Pipe Company, of our report dated July 20, 2018, with respect to the consolidated financial statements of Ameron Water Transmission Group, LLC for the year ended December 31, 2017, included in this Current Report on Form 8-K/A of Northwest Pipe Company.

/s/ Ernst & Young LLP

Houston, TX

October 10, 2018